Exhibit 99.2

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS

WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REVIEW REPORT

JUNE 30, 2011

MONTGOMERY COSCIA GREILICH LLP

Certified Public Accountants

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

PAGE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REVIEW REPORT	1

FINANCIAL STATEMENTS:

Consolidated Balance Sheet	2

Consolidated Statements of Operations	3

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)	4

Consolidated Statements of Cash Flow	5

Notes to Consolidated Financial Statements	6-15

MONTGOMERY COSCIA GREILICH LLP

Certified Public Accountants

2500 Dallas Parkway, Suite 300

Plano, Texas 75093

972.748.0300 p

972.748.0700 f

Thomas A. Montgomery, CPA	J. Brian Simpson, CPA
Matthew R. Coscia, CPA	Rene E. Balli, CPA
Paul E. Greilich, CPA	Erica D. Rogers, CPA
Jeanette A. Musacchio	Dustin W. Shaffer, CPA
James M. Lyngholm	Gary W. Boyd, CPA
Christopher C. Johnson, CPA	Michal L. Gayler, CPA

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REVIEW REPORT

To the Board of Directors and Stockholders of
Blue Calypso Holdings, Inc., and Subsidiary
Carrollton, TX

We have reviewed the accompanying consolidated balance sheet of Blue Calypso Holdings, Inc. and subsidiary (a development stage company, the “Company”) as of June 30, 2011, the related consolidated statements of operations and cash flows for the three and six months ended June 30, 2011 and 2010 and for the period from September 11, 2009 (inception) to June 30, 2011 and the related statements of changes in stockholders’ equity (deficit) for the period from September 11, 2009 (inception) to June 30, 2011. These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ MONTGOMERY COSCIA GREILICH LLP

MONTGOMERY COSCIA GREILICH LLP

Plano, Texas

August 9, 2011

BLUE CALYPSO HOLDINGS INC., AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2011

(UNAUDITED)

ASSETS
Current assets:
Cash and cash equivalents	$253,521
Prepaid expenses	81,321
Total current assets	334,842

Property and equipment, net of accumulated depreciation of $782	6,894

Capitalized software development costs, net of accumulated amortization of $62,990	564,703

Total assets	$906,439

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$16,564
Accounts payable-affiliate	99,117
Accrued liabilities	103,430
Unearned revenue	12,178
Notes payable, current	1,275,000
Notes payable-affiliate, current	200,000
Total current liabilities	1,706,289

Stockholders’ equity (deficit)
Preferred stock, par value $.001 per share (Authorized 3,000,000 shares; issued and outstanding 0 shares)	—
Common stock-A, par value $.001 per share (Authorized 3,000,000 shares; issued and outstanding 900,000 shares)	900
Common stock-B, par value $.001 per share (Authorized 3,000,000 shares; issued and outstanding 265,000 shares)	265
Additional paid in capital	21,968
Deferred compensation	(96)
Deficit accumulated during development stage	(822,887)
Total stockholders’ equity (deficit)	(799,850)

Total liabilities and stockholders’ equity (deficit)	$906,439

See accompanying notes and independent registered public accounting firm’s review report.

BLUE CALYPSO HOLDINGS INC., AND SUBSIDIARY

( A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010 AND THE PERIOD

FROM SEPTEMBER 11, 2009 (DATE OF INCEPTION) TO JUNE 30, 2011

(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,		From Inception September 11, 2009 to
	2011	2010	2011	2010	June 30, 2011
REVENUE	$1,278	—	$6,036	—	$6,073
COST OF REVENUE	12,064	—	12,136	—	12,136
GROSS LOSS	(10,786)	—	(6,100)	—	(6,063)

OPERATING EXPENSES
Sales and marketing	92,973	—	182,786	—	319,200
General and administrative	71,803	80,500	115,827	85,796	332,486
Other Operating Expenses	6,065	2,168	14,373	2,168	45,108
Depreciation and Amortization	27,464	—	51,720	—	63,821
	198,305	82,668	364,706	87,964	760,615

LOSS FROM OPERATIONS	(209,091)	(82,668)	(370,806)	(87,964)	(766,678)

OTHER INCOME (EXPENSE)
Interest income	—	—	—	—	15
Interest expense	(26,341)	—	(39,393)	—	(56,224)
	(26,341)	—	(39,393)	—	(56,209)
LOSS BEFORE INCOME TAX PROVISION	(235,432)	(82,668)	(410,199)	(87,964)	(822,887)

INCOME TAX PROVISION	—	—	—	—	—

NET LOSS	$(235,432)	$(82,668)	$(410,199)	$(87,964)	$(822,887)

Loss per share:
Basic and Diluted	$(0.20)	$(0.08)	$(0.35)	$(0.08)

Weighted Average Shares Outstanding
Basic and Diluted	1,165,000	1,100,000	1,165,000	1,100,000

See accompanying notes and independent registered public accounting firm’s review report.

BLUE CALYPSO HOLDINGS INC., AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

PERIOD FROM SEPTEMBER 11, 2009 (DATE OF INCEPTION) TO JUNE 30, 2011

(UNAUDITED)

	Common Stock-Class A		Common Stock-Class B		Additional	Deferred	Accumulated Deficit During	Total Stockholders’
	Shares	Amount	Shares	Amount	Paid-In Capital	Compensation	Development Stage	Equity (Deficit)
Beginning Balance, September 11, 2009	—	$—	—	$—	$—	$—	$—	$—
Net Loss	—	—	—	—	—	—	(23,653)	(23,653)
Ending Balance, December 31, 2009	—	—	—	—	—	—	(23,653)	(23,653)
Shares issued for cash at $.001 per share-3/10/2010	780,000	780	240,000	240	—	—	—	1,020
Affiliate payable converted to equity- 3/31/10	—	—	—	—	21,958	—	—	21,958
Net loss	—	—	—	—	—	—	(5,296)	(5,296)
Ending Balance, March 31, 2010	780,000	780	240,000	240	21,958	—	(28,949)	(5,971)
Restricted shares issued- 6/10/2010	80,000	80	—	—	—	(80)	—	—
Net loss	—	—	—	—	—	—	(82,668)	(82,668)
Ending Balance, June 30, 2010	860,000	860	240,000	240	21,958	(80)	(111,617)	(88,639)
Restricted shares issued- 9/20/2010	—	—	25,000	25	—	(25)	—	—
Restricted shares vested as of 12/31/10	—	—	—	—	—	22	—	22
Net loss	—	—	—	—	—	—	(301,071)	(301,071)
Ending Balance, December 31, 2010	860,000	860	265,000	265	21,958	(83)	(412,688)	(389,688)
Restricted shares issued- 1/10/11	20,000	20	—	—	—	(20)	—	—
Additional Paid-In Capital	—	—	—	—	10	—	—	10
Restricted shares vested as of 03/31/11	—	—	—	—	—	12	—	12
Net loss	—	—	—	—	—	—	(174,767)	(174,767)
Ending Balance, March 31, 2011	880,000	880	265,000	265	21,968	(91)	(587,455)	(564,433)
Restricted shares issued- 4/29/11	20,000	20	—	—	—	(20)	—	—
Restricted shares vested as of 06/30/l1	—	—	—	—	—	15	—	15
Net loss	—	—	—	—	—	—	(235,432)	(235,432)
Ending Balance, June 30, 2011	900,000	900	265,000	265	21,968	(96)	$(822,887)	$(799,850)

See accompanying notes and independent registered public accounting firm’s review report.

BLUE CALYPSO HOLDINGS INC., AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the three months ended June 30,		For the six months ended June 30,		From Inception September 11, 2009 to
	2011	2010	2011	2010	June 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(235,432)	$(82,668)	$(410,199)	$(87,964)	$(822,887)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	27,450	—	27,707	—	$39,786
Amortization of vested restricted stock	15	—	27	—	$49
(Increase) decrease in assets:
Accounts receivable	—	—	—	—	$0
Prepaid expenses and other current assets	(76,412)	(8,139)	(70,502)	(8,139)	(81,321)
Increase (decrease) in liabilities:
Accounts payable	(26,100)	72,427	901	77,711	$16,564
Accounts payable-affiliate	(49,718)	300,240	(6,298)	300,240	$121,075
Accrued expenses	53,374	—	47,649	—	$103,429
Deferred revenue	(5,996)	—	5,215	—	$12,178
Cash provided by/(used in) operating activities	(312,819)	281,860	(405,500)	281,848	(611,127)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for software development	(815)	(117,030)	(51,189)	(117,030)	(403,706)
Cash paid for purchases of fixed assets	(1,006)	—	(3,311)	—	(7,676)
Cash used in investing activities	(1,821)	(117,030)	(54,500)	(117,030)	(411,382)

CASH FLOWS FROM FINANCING ACTIVITIES
Contributed capital received	—	—	10	1,000	1,030
Proceeds received from notes payable	500,000	—	600,000	—	1,275,000
Cash provided by financing activities	500,000	—	600,010	1,000	1,276,030

Net increase in cash	185,360	164,830	140,010	165,818	253,521
Cash at beginning of the period	68,161	988	113,511	—	—
Cash at the end of the period	$253,521	$165,818	$253,521	$165,818	$253,521

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$—	$—	$—	$—	$—
Cash paid for taxes	$—	$—	$—	$—	$—
Non-cash investing and financing activities:
Affiliate payable converted to equity	$—	$—	$—	$—	$21,958
Affiliate payable converted to note payable	$100,000	$—	$100,000	$—	$200,000

See accompanying notes and independent registered public accounting firm’s review report.

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2011

1.   Organization and Nature of Business

Blue Calypso Holdings, Inc. (a development stage company) a Texas corporation (the “Company”), was formed in February 2010 as an investment entity to hold a 100% single-member ownership interest in Blue Calypso, LLC, a Texas Limited Liability Company formed on September 11, 2009.  The companies are under common control and in February 2010 were merged for strategic operating purposes.

In March 2011, the Company entered into a binding letter of intent (the “LOI”) to execute a share exchange agreement and merge with a public shell company however the transaction has not been completed as of August 9, 2011.

The Company is a mobile and social media marketing company that activates and measures branded word of mouth campaigns through consumers’ personal texts, posts and tweets between friends. The Company activates a friend to friend distribution of branded marketing campaigns by motivating brand loyalists to personally endorse and share these campaigns with their digital social streams. The Company compensates them for their reach with cash, prizes and VIP perks. Marketers enjoy the power of measured personal endorsements that generate buzz, ignite conversation, drive purchase intent, increase loyalty and attract new customers by leveraging the power of social influence.

2.   Summary of Significant Accounting Policies

Development Stage Company

The Company is a development stage company as defined by ASC 915 Development Stage Entities and is still devoting substantial efforts on establishing the business. Its principal operations have commenced but there has been no significant revenue thus far. All losses accumulated since inception, have been considered as part of the Company’s development stage activities.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements are stated in U.S. dollars and include the accounts of Blue Calypso Holdings, Inc. and its subsidiary Blue Calypso LLC which is wholly owned. All intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of American.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2011

2.   Summary of Significant Accounting Policies, continued

Use of Estimates, continued

and expenses during the reporting period. Significant estimates include the realization of capitalized software and the realization of deferred tax assets. Actual results may differ from these estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 605 “Revenue Recognition”, when persuasive evidence of an arrangement exists, the fee is fixed or determinable, delivery of the product has occurred or services have been rendered and  collectability is reasonably assured. Revenue includes fees received from customers for advertising and marketing services provided by the Company and is recognized as earned when brand loyalists personally endorse and share the advertising campaigns with others in their digital social stream.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash held in bank demand deposits.  The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Property and Equipment and Long-Lived Assets

Property and equipment consists of office equipment and is recorded at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which for office equipment is three to five years.  Expenditures for major renewals and betterments that extend the useful lives of the property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Intangible Assets

Software development costs are accounted for in accordance with FASB ASC 350-40, Intangibles — Goodwill and Other: Internal Use Software. According to ASC 350-40 capitalization of costs shall begin when both of the following occur: a) preliminary project stage is completed,  b) management, with the relevant authority, implicitly or explicitly authorizes and commits to funding a computer software project and it is probable that the project will be completed and the software will be used to perform the function intended. The costs capitalized include fees paid to third parties for services provided to develop the software during the application development stage, payroll and payroll-related costs such as costs of employee benefits for employees who are directly associated with and who devote time to the internal-use computer software project on activities that include coding and testing during the application development stage and interest costs incurred while developing internal-use computer software

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2011

2.   Summary of Significant Accounting Policies, continued

Intangible Assets, continued

(in accordance with ASC 835-20).  Once the software is ready for its intended use, the costs are amortized using straight-line method over the estimated useful life of up to five years. The unamortized capitalized cost of the software is compared annually to the net realizable value. The amount by which the unamortized capitalized costs of the internal use software exceed the net realizable value of that asset is written off.

Impairment of Long-lived Tangible Assets and Definite-Lived Intangible Assets

Long-lived tangible assets and definite lived intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable.  Recoverability of assets held and used is generally measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by that asset.  If it is determined that the carrying amount of an asset may not be recoverable, an impairment loss is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Fair Value Measurements

The company has adopted ASC Topic 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability

Income Taxes

Income taxes are recorded in accordance with ASC 740 “Income Taxes”.  Deferred income taxes are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2011

2.   Summary of Significant Accounting Policies, continued

Income Taxes, continued

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income, in the period that includes the enactment date. An allowance is provided when it is more likely than not that tax benefits will not be utilized.

Loss per Share

We have presented basic loss per share, computed on the basis of the weighted average number of common shares outstanding at the end of the period, and diluted loss per share, computed on the basis of the weighted average number of common shares and all potentially dilutive common shares outstanding during the year. Potential common shares result from stock options, vesting of restricted stock grants and convertible notes. However, for the years presented, all outstanding stock options, restricted stock grants and convertible notes are anti-dilutive due to the losses incurred. Anti-dilutive common stock equivalents of 5,000 shares were excluded from the loss per share computation for the three months ended June 30, 2011.

Stock-Based Compensation

The Company granted stock options and restricted stock as compensation to employees and directors.  Compensation expense is measured in accordance with FASB ASC 718 (formerly SFAS No. 123R), Compensation - Stock Compensation.  Compensation expense is recognized over the requisite service period for awards of equity instruments to employees based on the grant date fair value of those awards expected to ultimately vest.  Forfeitures are estimated on the date of grant and revised if actual or expected forfeiture activity differs materially from original estimates.

Concentrations of Credit Risk

Significant concentrations of credit risk may arise from the Company’s cash maintained in the bank.  The Company maintains cash in quality financial institution, however, at times, cash balance may exceed the federal deposit insurance limits (FDIC limits).  As of June 30, 2011 the cash balance with the bank did not exceed the current FDIC limit for non-interest bearing accounts and so there was no significant credit risk.

Advertising and Marketing

The Company’s advertising and marketing costs, which consist primarily of marketing and trade show costs, business development and printed promotional and sales presentation materials, are charged to expense when incurred.  The advertising and marketing expense was $1,857 and $9,796 for the three and six months ended June 30, 2011 and $5,000 for the three and six months ended June 30, 2010 respectively.

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2011

3.     Property and Equipment

Property and equipment consisted of the following as of June 30, 2011:

Office Equipment, Furniture & Fixtures	$7,676
Less: Accumulated depreciation	(782)
Net property and equipment	$6,894

Depreciation expense was $384 and $641 for the three and six months ended June 30, 2011 and $0 for the three and six months ended June 30, 2010, respectively.

4.     Intangibles

Intangible assets consist of the following at June 30, 2011:

Capitalized Software Development Costs	$627,693
Less: Accumulated amortization	(62,990)
Net capitalized development costs	$564,703

The capitalized software development costs include $12,264 of interest capitalized as of June 30, 2011. The amortization expense relating to the capitalized development cost was $27,066 and $51,053 for the three and six months ended June 30, 2011 respectively and $0 for the three and six months ended June 30, 2010.

Amortization expense over the next five years and thereafter is estimated to be as follows:

2011	$62,769
2012	$125,539
2013	$125,539
2014	$125,539
2015 and thereafter	$125,317
$564,703

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2011

5.     Income Tax Provision

The company’s income taxes are recorded in accordance with ASC 740 “Income Taxes”. The tax effects of the Company’s temporary differences that give rise to significant portions of the deferred tax assets consisted primarily of net operating losses totaling $279,782 as of June 30, 2011 which was fully reserved.

Deferred tax assets and liabilities are computed by applying the effective U.S. federal and state income tax rate to the gross amounts of temporary differences and other tax attributes. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. At June 30, 2011, the Company believed it was more likely than not that future tax benefits from net operating loss carry-forwards and other deferred tax assets would not be realizable through generation of future taxable income and accordingly deferred tax assets are fully reserved.

6.     Notes Payable

The company has convertible subordinated notes payable issued to eleven entities/individuals.  The notes accrue simple interest at the rate of 8% per annum.  The principal amount of the notes, along with accrued interest thereon is due and payable on April 1, 2012 (the maturity date).  The principal balance of the notes payable were $1,475,000 as of June 30, 2011 (including notes payable to affiliate of $200,000). The total interest accrued was $68,488 as of June 30, 2011 (including $12,264 interest capitalized).

The notes are subject to automatic conversion upon a qualifying financing transaction in which the Company sells shares of its capital stock to an outside party in an arm’s length transaction per the terms of the note agreement.  The conversion rate will be set at 50% of the qualifying financing share price as defined. As of the date of these financial statements, no such conversions have taken place.

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2011

7.     Stockholders’ Equity (Deficit)

Blue Calypso Holdings, Inc. is authorized to issue 9,000,000 shares of capital stock: 3,000,000 shares of Class A common stock with voting rights at a par value of $.001; 3,000,000 shares of Class B common stock without voting rights at a par value of $.001 and 3,000,000 shares of preferred stock, also at $.001 par value per share.  There were 900,000 shares of Class A common stock issued and outstanding and 265,000 shares of Class B common stock issued and outstanding as of June 30, 2011. No shares of preferred stock were issued and outstanding as of June 30, 2011.  The Company did not make or declare any distributions to shareholders during the three and six months ended June 30, 2011.

Long-Term Incentive Plan

The Company has reserved 500,000 shares of Common Stock Class A and 200,000 shares of Common Stock Class B of its duly authorized, but unissued common stock to be granted under its Long-Term Incentive Plan (the “Plan”).  The options/restricted stock (i) vest over a period no greater than three years, (ii) are contingently exercisable upon the occurrence of a specified event as defined by the option agreements, and (iii) expire ten years from the date of grant.

Stock Options

During the three months ended June 30, 2011 the Company did not grant any stock options to employees.  The option for 5,000 Common Class B shares issued in the year 2010, vests in equal installments quarterly over thirty six (36) months.  The individual grant agreement contains the provision for automatic acceleration of vesting upon a change in control or IPO. The weighted average remaining contractual life of the outstanding options at June 30, 2011 is approximately 1.92 years.

The fair value for the Company’s options were estimated at the date of grant using the Black-Scholes option pricing model with the weighted average assumptions as noted in the following table.  The Black-Scholes option valuation model incorporate ranges of assumptions for inputs, and those ranges are disclosed below.  Expected volatilities are based on similar industry-sector indices.  The expected life of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding.

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2011

7.     Stockholders’ Equity (Deficit), continued

Stock Options, continued

The risk-free interest rate assumption is based on market yield on U.S. Treasury securities at 3-year constant maturity, quoted on investment basis determined at the date of grant.

Assumptions used for employee stock options:
Risk-free interest rate	1.32%
Dividend yield	0%
Stock price volatility	20% - 36%
Expected life	3 years

The stock options granted during the year 2010, were at an exercise price equal to the fair market value of the Company’s common stock on the date of grant as determined by management.  Accordingly, there was no significant compensation expense related to these options.

The following table summarizes the stock option activity as of June 30, 2011:

	Outstanding Options	Weighted Average Exercise Price
Balance, December 31, 2010	5,000	$0.00
Granted	0	0.001
Exercised	0	0
Forfeited	0	0
Balance, June 30, 2011	5,000	$0.001
Exercisable at June 30, 2011	1,667	$0.001
Non-vested at June 30, 2011	3,333	$0.001

No options were exercised as of June 30, 2011.

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2011

7.     Stockholders’ Equity (Deficit), continued

Restricted Stock

During the second quarter of 2011, the Company awarded grants of 20,000 restricted shares of its Class A common stock with $.001 par value to one of its non-employee directors.  The restricted shares include forfeiture terms for separation/termination and automatic acceleration terms upon change of control/IPO and are subject to quarterly vesting at equal installments over twenty-four (24) months.

The Company did not award any grants of restricted shares of its Class B common stock during the second quarter of 2011.

The following table summarizes the restricted stock grant activity for the period ended June 30, 2011:

Total restricted shares issued as of December 31, 2010	105,000
Vested restricted shares as of December 31, 2010	22,083
Unvested restricted shares as of December 31, 2010	82,917
Granted	40,000
Vested	26,667
Expired and forfeited	0
Unvested restricted shares as of June 30, 2011	96,250

The weighted average remaining life of restricted shares is 1.48 years.  The weighted average fair value at the grant date was $0.001 per share.

8.     Related Party Transactions

Aztec Systems, Inc. is an affiliate of the Company that provides administrative and technical support services to the Company.  The majority owner of Aztec Systems, Inc. is also the majority stockholder of the Company. The Company incurred management fees of $11,827 and $24,989, and software development fees of $99,770 and $170,340 relating to Aztec Systems for the three and six months ended June 30, 2011, respectively. Management fees of $7,500 and software development fees of $117,031 were incurred during both the three and six months ended June 30, 2010.  The Company had accounts payable to Aztec Systems of $99,117 and notes payable of $200,000 as of June 30, 2011.

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2011

9.     Subsequent Events

The Company has evaluated events or transactions occurring after June 30, 2011, the balance sheet date, through August 9, 2011, the date the consolidated financial statements were available to be issued, and determined any events or transactions which could impact the consolidated financial statements as of and for the six months ended June 30, 2011.

No significant subsequent events have been noted as of August 9, 2011.